News Release

Ryder Reports Second Quarter 2026 Results
Strategic initiatives drive earnings growth;
Transformed business model well positioned to benefit from cycle upturn

Second Quarter 2026 Highlights

•GAAP EPS from continuing operations of $3.40, up 8% from prior year
•Comparable EPS (non-GAAP) from continuing operations of $3.73, up 12% from prior year, reflects share repurchases and higher earnings in Fleet Management Solutions (FMS)
•Total revenue of $3.3 billion, up 5% from prior year, due to higher revenue in Supply Chain Solutions (SCS) and FMS
•Operating revenue (non-GAAP) of $2.7 billion, up 3% from prior year, primarily reflecting contractual revenue growth in SCS

Full Year 2026 Forecast
•ROE (non-GAAP) of 18%
•Comparable EPS (non-GAAP) range raised to $14.40 - $14.80
•Operating revenue (non-GAAP) growth remains at 3%, primarily driven by SCS
•Net cash provided by operating activities from continuing operations remains at $2.7 billion and free cash flow (non-GAAP) unchanged at $700 million - $800 million

MIAMI, July 23, 2026 – Ryder System, Inc. (NYSE: R) reported results for the three months ended June 30 as follows:

	Earnings Before Taxes		Earnings		Diluted Earnings Per Share
(In millions, except EPS)	2026	2025	2026	2025	2026	2025
Continuing operations (GAAP)	$185	184	$133	132	$3.40	3.15
Comparable (non-GAAP)	$202	193	$146	139	$3.73	3.32

Total and operating revenue for the three months ended June 30 were as follows:

	Total Revenue			Operating Revenue (non-GAAP)
(In millions)	2026	2025	Change	2026	2025	Change
Total	$3,347	3,189	5%	$2,686	2,610	3%
Fleet Management Solutions (FMS)	$1,560	1,467	6%	$1,303	1,288	1%
Supply Chain Solutions (SCS)	$1,472	1,366	8%	$1,095	1,019	7%
Dedicated Transportation Solutions (DTS)	$600	606	(1)%	$455	470	(3)%

CEO Comment

“Consistent execution on our strategic initiatives as well as improving used vehicle market conditions drove our 7th consecutive quarter of comparable EPS growth,” says Ryder Chief Executive Officer John Diez. “Results for the quarter were solid, and we remain on track to achieve $70 million in benefits from strategic initiatives during 2026.

“Year-over-year earnings growth in FMS was driven by strong performance in our contractual businesses as well as better used vehicle sales results. SCS and DTS delivered solid pre-tax earnings in their high-single-digit target ranges.

“During the quarter, we continued to see improving freight market trends. Contractual sales activity remained strong across all three business segments reflecting customer confidence. In used vehicle sales, results outperformed our expectations as market conditions continued to strengthen. Rental utilization returned to normalized levels driven by our planned asset management actions.
“Our transformed business model has demonstrated its strength and resiliency over the current cycle and provides us with a solid foundation to meaningfully benefit from the cycle upturn.”

Second Quarter 2026 Segment Review

Fleet Management Solutions: Earnings Growth Driven by Contractual Business Performance and Used Vehicle Sales

(In millions)	2Q26	2Q25	Change
Total Revenue	$1,560	1,467	6%
Operating Revenue (1)	$1,303	1,288	1%

Earnings Before Tax (EBT)	$150	126	20%
EBT as a % of total revenue	9.6%	8.6%	100 bps
EBT as a % of operating revenue (1)	11.5%	9.7%	180 bps
	9.7%	8.6%
(1) Non-GAAP financial measure excluding fuel services revenue.

•FMS total revenue and operating revenue increased 6% and 1%, respectively
◦Total revenue reflected higher fuel prices passed through to customers and higher operating revenue
◦Operating revenue reflects contractual revenue growth, partially offset by lower commercial rental demand
•FMS EBT of $150 million
◦Strategic initiatives continue to benefit ChoiceLease performance
◦Higher used vehicle sales results reflect improving market conditions and elevated wholesale activity in the prior year
◦Used truck and tractor pricing increased 6% and 3%, respectively, from prior year
◦Sequentially, pricing was stable as used truck and tractor retail pricing increased 7% and 3%, respectively, on a lower retail sales mix
◦Rental power-fleet utilization was 75% compared to 70% in the prior year, on a 15% smaller average fleet

Supply Chain Solutions: Earnings Reflect Lower Automotive Results Partially Offset by Benefits from Strategic Initiatives

(In millions)	2Q26	2Q25	Change
Total Revenue	$1,472	1,366	8%
Operating Revenue (1)	$1,095	1,019	7%

Earnings Before Tax (EBT)	$92	99	(7)%
EBT as a % of total revenue	6.3%	7.2%	(90) bps
EBT as a % of operating revenue (1)	8.4%	9.7%	(130) bps

(1) Non-GAAP financial measure excluding fuel and subcontracted transportation.

•SCS total revenue increased 8% and operating revenue increased 7%
◦Total revenue primarily reflects increased operating revenue
◦Operating revenue reflects new business, partially offset by lost business in automotive
•SCS EBT of $92 million
◦Earnings impacted by lower automotive results and, to a lesser extent, productivity of new business ramping up, partially offset by the optimization of omnichannel retail network
◦Year-over-year comparison reflects record quarter in prior year

Dedicated Transportation Solutions: Earnings Reflect Lower Fleet Count Partially Offset by Execution on Strategic Initiatives

(In millions)	2Q26	2Q25	Change
Total Revenue	$600	606	(1)%
Operating Revenue (1)	$455	470	(3)%

Earnings Before Tax (EBT)	$36	37	(4)%
EBT as a % of total revenue	6.0%	6.2%	(20) bps
EBT as a % of operating revenue (1)	7.9%	7.9%	— bps

(1) Non-GAAP financial measure excluding fuel and subcontracted transportation.

•DTS total revenue and operating revenue decreased 1% and 3%, respectively
◦Total revenue reflects lower operating revenue and subcontracted transportation costs passed through to customers, partially offset by higher fuel revenue
◦Operating revenue reflects lower fleet count, partially offset by higher pricing
•DTS EBT of $36 million
◦Primarily reflects lower operating revenue and adverse development of prior-year insurance claims, partially offset by benefits from strategic initiatives

Corporate Financial Information

Central Support Services and Other
During the second quarter ended June 30, 2026, we recorded a $10 million non-cash impairment charge of a finite-lived intangible asset due to the reduction in projected cash flows from an acquired customer relationship.

Capital Expenditures, Cash Flow, and Leverage
Capital expenditures decreased to $832 million in 2026 compared to $1.2 billion in 2025, primarily reflecting the timing of ChoiceLease fleet replacement and reduced investments in the rental fleet.

Net cash provided by operating activities from continuing operations was $1.3 billion, compared to $1.4 billion in 2025, primarily reflecting higher working capital needs from revenue growth and the timing of vendor payments. Free cash flow (non-GAAP) of $684 million, compared to $461 million in 2025, primarily reflecting reduced cash capital expenditures.

Debt-to-equity as of June 30, 2026 was 259%, up from 250% as of December 31, 2025, and is in the company's long-term target of 250% to 300%.

Outlook

“Execution on our strategic initiatives remains the key driver of expected earnings growth in 2026,” says Ryder Chief Financial Officer Cristina Gallo-Aquino. “Our high-quality contractual portfolio continues to generate strong returns and higher operating cash flow, enabling us to support profitable growth while also returning capital to shareholders. Since 2021, we have repurchased 26% of shares outstanding and increased our quarterly dividend by 74%. The recent increase in our quarterly dividend marked the fourth consecutive year with a double-digit raise, reflecting our commitment to shareholders as well as our confidence in Ryder’s long-term outlook.”

Full Year 2026 Outlook
Total Revenue Growth	3%
Operating Revenue Growth (non-GAAP)	3%
FY26 GAAP EPS	$13.50 - $13.90
FY26 Comparable EPS (non-GAAP)	$14.40 - $14.80

ROE (non-GAAP)	18%
Net Cash from Operating Activities from Continuing Operations	$2.7B
Free Cash Flow (non-GAAP)	$700M - $800M
Capital Expenditures	$2.4B
Debt-to-Equity	245%

Third Quarter 2026
3Q26 GAAP EPS	$3.80 - $4.00
3Q26 Comparable EPS (non-GAAP)	$4.00 - $4.20

Supplemental Company Information

Business Description

Ryder System, Inc. is a leading supply chain, dedicated transportation, and fleet management solutions company. Ryder's stock (NYSE: R) is a component of the Dow Jones Transportation Average and the S&P MidCap 400® index. The company's financial performance is reported in the following three, inter-related business segments:
•Supply Chain Solutions – Ryder's SCS business segment optimizes logistics networks to make them more responsive and able to be leveraged as a competitive advantage. Globally-recognized brands in the automotive, consumer goods, food and beverage, healthcare, industrial, oil and gas, technology, and retail industries rely on Ryder's leading-edge technologies and world-class logistics engineers to help them deliver the goods that consumers use every day.
•Dedicated Transportation Solutions – Ryder's DTS business segment combines the best of Ryder's leasing and maintenance capabilities with the safest and most professional drivers in the industry. With a dedicated transportation solution, Ryder helps customers increase their competitive position, reduce risk, and integrate their transportation needs with their overall supply chain.
•Fleet Management Solutions – Ryder's FMS business segment provides a broad range of services to help businesses of all sizes, across virtually every industry, deliver for their customers. From leasing, maintenance, and fueling, to rental and used vehicle sales, customers rely on Ryder's expertise to help them lower their costs, redirect capital to other parts of their business, and focus on what they do best – so they can grow.

For more information on Ryder System, Inc., visit investors.ryder.com and ryder.com.

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Note: Regarding Forward-Looking Statements

Certain statements and information included in this news release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding: our forecasts, guidance and outlook; market conditions, including macroeconomic uncertainty and geopolitical events; rental demand, utilization and pricing; used vehicle sales volumes, pricing and inventory levels; the freight cycle, including cycle timing and the pace and strength of any recovery; expected financial performance, including total revenue, operating revenue, EPS, comparable EPS, adjusted ROE, earnings before income tax, net cash provided by operating activities from continuing operations, free cash flow, capital expenditures and debt-to-equity; expectations regarding execution of our business model, including our ability to achieve long-term targets and outperform prior cycles; expected benefits of our strategic initiatives; omnichannel network optimization; customer demand, contractual sales activity, customer retention and new business opportunities; performance of our contractual businesses and contractual portfolio; fleet size and asset utilization; used vehicle inventory levels; capital deployment capacity and capital allocation priorities; the valuation and expected performance of acquired intangible assets; long-term growth opportunities and secular growth trends; our ability to increase returns and create long-term value; and our ability to return capital to shareholders, including through share repurchases and dividends. Our forward-looking statements also include estimates regarding the impact of residual value assumptions on earnings and depreciation expense. These estimates are based, in part, on our current assessment of the residual values and useful lives of revenue-earning equipment informed by multi-year trends and our outlook for near- and long-term used vehicle market conditions. A variety of factors, many of which are outside of our control, could cause residual value estimates to differ from actual used vehicle sales pricing, such as changes in supply and demand of used vehicles; volatility in market conditions; changes in vehicle technology; competitor pricing; regulatory requirements, including changes to taxes or tariffs; driver shortages; customer requirements and preferences; and changes in underlying assumption factors.

All of our forward-looking statements should be evaluated by considering the many risks and uncertainties inherent in our business that could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause such differences include: changes in and uncertainty regarding financial, economic and market conditions; geopolitical events; supply chain disruptions, labor challenges and vehicle production constraints; our ability to adapt to changing market conditions, including lower than expected contractual sales activity, customer retention, new business conversion, rental demand, utilization or pricing, demand for used vehicles, or our anticipated mix of retail versus wholesale used vehicle sales; failure to realize anticipated benefits of our strategic initiatives, pricing actions, sales and marketing efforts, new product offerings or acquisitions; our ability to retain profitable customer accounts and attract new business; higher than expected maintenance costs; impact of changing laws and regulations, such as taxes, tariffs, trade restrictions or trade agreements; difficulty in obtaining adequate profit margins for our services; inability to maintain current pricing levels due to, for example, economic conditions, business interruptions, expenditures, labor disputes and extreme weather or other natural occurrences; competition from other service providers; changes in technology and new entrants; workforce availability and labor costs;

higher than expected bad debt reserves or write-offs; decrease in credit ratings; increased debt costs; the adequacy of, and impact of changes in, accounting estimates, residual value estimates, assumptions and policies, including our depreciation policy; higher than expected reserves and accruals particularly with respect to pension, taxes, insurance and revenue; adverse insurance claim developments; changes in fuel and alternative energy prices, currency exchange rates, inflation or interest rates; our ability to manage our cost structure; the inability of our information technology systems to provide timely and accurate access to data or of our information security program to safeguard our or our stakeholders' data; and the risks described in our filings with the Securities and Exchange Commission (SEC). The risks included here are not exhaustive. New risks emerge from time to time, and it is not possible for management to predict all such risk factors or to assess their impact on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note: Regarding Non-GAAP Financial Measures

This news release includes certain non-GAAP financial measures as defined under SEC rules. Refer to Appendix - Non-GAAP Financial Measure Reconciliations at the end of the tables following this press release for reconciliations to the most comparable GAAP measure. Additional information regarding non-GAAP financial measures as required by Regulation G and Item 10(e) of Regulation S-K can be found in our most recent Form 10-K, Form 10-Q and Form 8-K filed with the SEC as of the date of this release, which are available at investors.ryder.com.

CONFERENCE CALL AND WEBCAST INFORMATION

Ryder’s earnings conference call and webcast is scheduled for July 23, 2026 at 11:00 a.m. ET. To join, click here.

LIVE AUDIO VIA PHONE
Toll Free Number:    800-715-9871
USA Toll Number:    +1 646-307-1963
Audio Passcode:        1538607 or Ryder
Conference Leader:    Calene Candela

WEBCAST REPLAY
An audio replay including the slide presentation will be available within four hours following the call. Click here, then select Financials/Quarterly Results and the date.

Contacts:

Media:	Investor Relations:
Amy Federman	Calene Candela
afederman@ryder.com	ccandela@ryder.com

RYDER SYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS - UNAUDITED

	Three months ended June 30,		Six months ended June 30,
(In millions, except per share amounts)	2026	2025	2026	2025
Services revenue	$2,231	2,123	$4,295	4,202
Lease & related maintenance and rental revenue	971	966	1,922	1,911
Fuel services revenue	145	100	256	206
Total revenue	3,347	3,189	6,473	6,319

Cost of services	1,896	1,792	3,660	3,564
Cost of lease & related maintenance and rental	651	641	1,316	1,290
Cost of fuel services	140	94	244	198
Selling, general and administrative expenses	390	378	769	744
Non-operating pension costs, net	17	9	25	18
Used vehicle sales, net	(7)	2	(19)	(7)
Interest expense	97	102	194	202
Miscellaneous income, net	(22)	(13)	(21)	(8)
Restructuring and other items, net	—	—	1	—
	3,162	3,005	6,169	6,001

Earnings from continuing operations before income taxes	185	184	304	318
Provision for income taxes	52	52	78	88
Earnings from continuing operations	133	132	226	230
Loss from discontinued operations, net of tax	—	(1)	—	(2)
Net earnings	$133	131	$226	228

Earnings per common share — Diluted
Continuing operations	$3.40	3.15	$5.73	5.42
Discontinued operations	(0.01)	(0.02)	(0.02)	(0.03)
Net earnings	$3.39	3.13	$5.71	5.39

Weighted average common shares outstanding — Diluted	38.9	41.8	39.3	42.4

Diluted EPS from continuing operations	$3.40	3.15	$5.73	5.42
Non-operating pension costs, net	0.33	0.18	0.51	0.35
Other, net	—	(0.01)	0.01	—
Comparable EPS from continuing operations (1)	$3.73	3.32	$6.25	5.77
————————————
(1) Non-GAAP financial measure. A reconciliation of GAAP EPS from continuing operations to comparable EPS from continuing operations is set forth in this table.

Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(In millions)	June 30, 2026	December 31, 2025
Assets:
Cash and cash equivalents	$219	198
Other current assets	2,326	2,275
Revenue earning equipment, net	8,517	8,898
Operating property and equipment, net	1,289	1,268
Other assets	3,738	3,748
	$16,089	16,387

Liabilities and shareholders' equity:
Current liabilities	$1,977	1,959
Total debt (including current portion)	7,457	7,645
Other non-current liabilities (including deferred income taxes)	3,776	3,731
Shareholders' equity	2,879	3,052
	$16,089	16,387

SELECTED KEY RATIOS AND METRICS

	June 30, 2026	December 31, 2025
Debt to equity	259%	250%

	Three months ended June 30,		Six months ended June 30,
(In millions)	2026	2025	2026	2025
Comparable EBITDA (1)	$741	729	$1,399	1,400
Effective interest rate	5.1%	5.3%	5.1%	5.2%

	Six months ended June 30,
(In millions)	2026	2025
Net cash provided by operating activities from continuing operations	$1,260	1,403
Free cash flow (1)	684	461
Capital expenditures paid	832	1,203
Gross capital expenditures	812	1,192

	Twelve months ended June 30,
	2026	2025
Adjusted ROE (2)	17%	17%
————————————
(1) Non-GAAP financial measure. See reconciliation of the non-GAAP elements of this calculation reconciled to the corresponding GAAP measures included in the Appendix - Non-GAAP Financial Measures section at the end of this release.
(2) The non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to adjusted average equity is provided in the Appendix - Non-GAAP Financial Measures section at the end of this release.
Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT REVENUE AND EARNINGS - UNAUDITED

	Three months ended June 30,			Six months ended June 30,
(In millions)	2026	2025	Change	2026	2025	Change
Total Revenue:
Fleet Management Solutions:
ChoiceLease	$885	871	2%	$1,763	1,738	1%
Commercial rental	229	239	(4)%	440	458	(4)%
SelectCare and other	189	178	5%	365	352	3%
Fuel services revenue	257	179	44%	453	366	24%
Fleet Management Solutions	1,560	1,467	6%	3,021	2,914	4%
Supply Chain Solutions	1,472	1,366	8%	2,832	2,697	5%
Dedicated Transportation Solutions	600	606	(1)%	1,153	1,208	(5)%
Eliminations	(285)	(250)	14%	(533)	(500)	6%
Total revenue	$3,347	3,189	5%	$6,473	6,319	2%

Operating Revenue: (1)
Fleet Management Solutions	$1,303	1,288	1%	$2,568	2,548	1%
Supply Chain Solutions	1,095	1,019	7%	2,124	2,019	5%
Dedicated Transportation Solutions	455	470	(3)%	893	930	(4)%
Eliminations	(167)	(167)	—%	(325)	(330)	(2)%
Operating revenue	$2,686	2,610	3%	$5,260	5,167	2%

Business Segment Earnings:
Earnings from continuing operations before income taxes:
Fleet Management Solutions	$150	126	20%	$249	220	14%
Supply Chain Solutions	92	99	(7)%	164	186	(12)%
Dedicated Transportation Solutions	36	37	(4)%	59	64	(8)%
Eliminations	(34)	(36)	(2)%	(65)	(68)	(2)%
	244	226	8%	407	402	1%
Unallocated Central Support Services	(19)	(21)	(10)%	(41)	(42)	2%
Intangible amortization expense	(23)	(12)	87%	(36)	(25)	43%
Non-operating pension costs, net	(17)	(9)	NM	(25)	(18)	NM
Other items impacting comparability, net	—	—	NM	(1)	1	NM
Earnings from continuing operations before income taxes	185	184	1%	304	318	(4)%
Provision for income taxes	52	52	—%	78	88	(12)%
Earnings from continuing operations	$133	132	1%	$226	230	(1)%
————————————
(1) Non-GAAP financial measure. See reconciliation of GAAP total revenue to operating revenue in the Appendix - Non-GAAP Financial Measures section at the end of this release.
Note: Amounts may not be additive due to rounding.
NM - Denotes Not Meaningful.

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT REVENUE AND EARNINGS - UNAUDITED

	Three months ended June 30,			Six months ended June 30,
(In millions)	2026	2025	Change	2026	2025	Change
Fleet Management Solutions
FMS total revenue	$1,560	1,467	6%	$3,021	2,914	4%
Fuel services revenue	(257)	(179)	44%	(453)	(366)	24%
FMS operating revenue (1)	$1,303	1,288	1%	$2,568	2,548	1%

Segment earnings before income taxes	$150	126	20%	$249	220	14%
FMS earnings before income taxes as % of FMS total revenue	9.6%	8.6%		8.3%	7.5%
FMS earnings before income taxes as % of FMS operating revenue (1)	11.5%	9.7%		9.7%	8.6%

	Three months ended June 30,			Six months ended June 30,
(In millions)	2026	2025	Change	2026	2025	Change
Supply Chain Solutions
SCS total revenue	$1,472	1,366	8%	$2,832	2,697	5%
Subcontracted transportation	(321)	(309)	4%	(612)	(601)	2%
Fuel	(56)	(38)	47%	(96)	(77)	25%
SCS operating revenue (1)	$1,095	1,019	7%	$2,124	2,019	5%

Segment earnings before income taxes	$92	99	(7)%	$164	186	(12)%
SCS earnings before income taxes as % of SCS total revenue	6.3%	7.2%		5.8%	6.9%
SCS earnings before income taxes as % of SCS operating revenue (1)	8.4%	9.7%		7.7%	9.2%

	Three months ended June 30,			Six months ended June 30,
(In millions)	2026	2025	Change	2026	2025	Change
Dedicated Transportation Solutions
DTS total revenue	$600	606	(1)%	$1,153	1,208	(5)%
Subcontracted transportation	(63)	(78)	(19)%	(114)	(159)	(28)%
Fuel	(82)	(58)	41%	(146)	(119)	23%
DTS operating revenue (1)	$455	470	(3)%	$893	930	(4)%

Segment earnings before income taxes	$36	37	(4)%	$59	64	(8)%
DTS earnings before income taxes as % of DTS total revenue	6.0%	6.2%		5.1%	5.3%
DTS earnings before income taxes as % of DTS operating revenue (1)	7.9%	7.9%		6.6%	6.9%
————————————
(1) Non-GAAP financial measure. A reconciliation of (1) GAAP total revenue to operating revenue for each business segment (FMS, SCS and DTS) and (2) segment earnings before taxes (EBT) as % of segment total revenue to segment EBT as % of segment operating revenue for each business segment is set forth in this table.
Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION - UNAUDITED
KEY PERFORMANCE INDICATORS

Our fleet of owned and leased revenue earning equipment and SelectCare vehicles, including vehicles under on-demand maintenance and used vehicles sold, is summarized as follows (number of units rounded to the nearest hundred):

	Three months ended June 30,		Six months ended June 30,		2026/2025
	2026	2025	2026	2025	Three Months	Six Months
ChoiceLease
Average fleet count	141,200	143,200	141,400	144,000	(1)%	(2)%
End of period fleet count	140,600	142,600	140,600	142,600	(1)%	(1)%
Average active fleet count (1)	131,100	134,500	131,200	134,800	(3)%	(3)%
End of period active fleet count (1)	131,000	134,100	131,000	134,100	(2)%	(2)%

Commercial rental
Average fleet count	29,200	34,300	29,800	34,600	(15)%	(14)%
End of period fleet count	29,100	34,000	29,100	34,000	(14)%	(14)%
Rental utilization - power units (2)	75%	70%	72%	68%	500bps	400 bps
Rental rate change - % (3)	1%	4%	2%	3%

Customer vehicles under SelectCare contracts
Average fleet count	44,300	43,000	44,100	42,800	3%	3%
End of period fleet count	44,600	43,400	44,600	43,400	3%	3%

Customer vehicles under SCS contracts
End of period fleet count (4)	13,100	13,000	13,100	13,000	1%	1%
End of period power vehicles (4)	4,200	3,800	4,200	3,800	11%	11%

Customer vehicles under DTS contracts
End of period fleet count (4)	17,200	18,400	17,200	18,400	(7)%	(7)%
End of period power vehicles (4)	6,800	7,200	6,800	7,200	(6)%	(6)%

Used vehicle sales (UVS)
End of period fleet count	8,500	9,600	8,500	9,600	(11)%	(11)%
Used vehicles sold	5,100	6,200	9,700	11,300	(18)%	(14)%
UVS pricing change (5)
Tractors	3%	(17)%	5%	(16)%
Trucks	6%	(17)%	2%	(18)%
————————————
(1) Active fleet count is calculated as those units currently earning revenue and not classified as not yet earning or no longer earning units.
(2) Rental utilization is calculated using the number of days units are rented divided by the number of days units available to rent based on the days in a calendar year (excluding trailers).
(3) Represents percentage change compared to prior year period in average rental rate per day on power units using constant currency.
(4) These vehicle counts are also included within the fleet counts for ChoiceLease, Commercial rental, and SelectCare.
(5) Represents percentage change compared to prior year period in average sales proceeds on used vehicle sales using constant currency.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

This press release and accompanying tables include “non-GAAP financial measures” as defined by SEC rules. As required by SEC rules, we provide a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP.

Specifically, the following non-GAAP financial measures are included in this press release:

Non-GAAP Financial Measure	Comparable GAAP Measure	Reconciliation in Section Entitled
Operating Revenue Measures:
Operating Revenue	Total Revenue	Appendix - Non-GAAP Financial Measure Reconciliations
FMS Operating Revenue	FMS Total Revenue	Business Segment Information - Unaudited
SCS Operating Revenue	SCS Total Revenue
DTS Operating Revenue	DTS Total Revenue
Operating Revenue Growth	Total Revenue Growth	Appendix - Non-GAAP Financial Measure Reconciliations
FMS EBT as a % of FMS Operating Revenue	FMS EBT as a % of FMS Total Revenue	Business Segment Information - Unaudited
SCS EBT as a % of SCS Operating Revenue	SCS EBT as a % of SCS Total Revenue
DTS EBT as a % of DTS Operating Revenue	DTS EBT as a % of DTS Total Revenue
Comparable Earnings Measures:
Comparable Earnings Before Income Tax and Comparable Tax Rate	Earnings Before Income Tax and Effective Tax Rate from Continuing Operations	Appendix - Non-GAAP Financial Measure Reconciliations
Comparable Earnings	Earnings from Continuing Operations	Appendix - Non-GAAP Financial Measure Reconciliations
Comparable EPS	EPS from Continuing Operations	Condensed Consolidated Statements of Earnings - Unaudited Appendix - Non-GAAP Financial Measure Reconciliations
Adjusted Return on Equity (ROE)	Not Applicable. However, the non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to adjusted average equity is provided in the following reconciliations.	Appendix - Non-GAAP Financial Measure Reconciliations
Comparable Earnings Before Interest, Taxes, Depreciation and Amortization	Net Earnings	Appendix - Non-GAAP Financial Measure Reconciliations
Cash Flow Measures:
Total Cash Generated and Free Cash Flow	Cash Provided by Operating Activities from Continuing Operations	Appendix - Non-GAAP Financial Measure Reconciliations

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

Set forth in the table below is an overview of each non-GAAP financial measure and why management believes that presentation of each non-GAAP financial measure provides useful information to investors. See reconciliations for each of these measures following this table.

Operating Revenue Measures:
Operating Revenue

FMS Operating Revenue

SCS Operating Revenue

DTS Operating Revenue

Operating Revenue Growth

FMS EBT as a % of FMS Operating Revenue

SCS EBT as a % of SCS Operating Revenue

DTS EBT as a % of DTS Operating Revenue

Operating revenue is defined as total revenue for Ryder or each business segment (FMS, SCS and DTS) excluding any (1) fuel and (2) subcontracted transportation. We use operating revenue to evaluate the operating performance of our core businesses and as a measure of sales activity at the consolidated level for Ryder System, Inc., as well as for each of our business segments. We also use segment EBT as a percentage of segment operating revenue for each business segment for the same reason. Note: FMS EBT, SCS EBT and DTS EBT, our primary measures of segment performance, are not non-GAAP measures.

Fuel: We exclude FMS, SCS and DTS fuel from the calculation of our operating revenue measures, as fuel is an ancillary service that we provide our customers. Fuel revenue is impacted by fluctuations in market fuel prices and the costs are largely a pass-through to our customers, resulting in minimal changes in our profitability during periods of steady market fuel prices. However, profitability may be positively or negatively impacted by rapid changes in market fuel prices during a short period of time, as customer pricing for fuel services is established based on current market fuel costs.

Subcontracted transportation: We exclude subcontracted transportation from the calculation of our operating revenue measures, as these costs are also typically a pass-through to our customers and, therefore, carrier rate fluctuations result in minimal changes to our profitability. While our SCS and DTS business segments subcontract certain transportation services to third party providers, our FMS business segment does not engage in subcontracted transportation and, therefore, this item is not applicable to FMS.

Comparable Earnings Measures:
Comparable Earnings before Income Taxes (EBT) Comparable Earnings Comparable Earnings per Diluted Common Share (EPS) Comparable Tax Rate Adjusted Return on Equity (ROE)
Comparable EBT, Comparable Earnings and Comparable EPS are defined, respectively, as GAAP EBT, earnings and EPS, all from continuing operations, excluding (1) non-operating pension costs, net and (2) other items impacting comparability (as further described below). We believe these non-GAAP measures provide useful information to investors and allow for better year-over-year comparison of operating performance.

Non-operating pension costs, net: Our comparable earnings measures exclude non-operating pension costs, net, which include the amortization of net actuarial loss and prior service cost, interest cost and expected return on plan assets components of pension and postretirement benefit costs, as well as any significant charges for settlements or curtailments if recognized. We exclude non-operating pension costs, net because we consider these to be impacted by financial market performance and outside the operational performance of our business.

Other Items Impacting Comparability: Our comparable and adjusted earnings measures also exclude other significant items that are not representative of our business operations and vary from period to period.

Comparable Tax Rate is computed using the same methodology as the GAAP provision for income taxes. Income tax effects of non-GAAP adjustments are calculated based on the marginal tax rates to which the non-GAAP adjustments are related.

Adjusted ROE is defined as adjusted net earnings divided by adjusted average shareholders' equity and represents the rate of return on shareholders' investment. Other items impacting comparability described above are excluded, as applicable, from the calculation of adjusted net earnings and adjusted average shareholders' equity. We also exclude any significant charges for pension settlements or curtailments from the calculation of adjusted net earnings. We use adjusted ROE as an internal measure of how effectively we use the owned capital invested in our operations.

Comparable Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
Comparable EBITDA is defined as net earnings, first adjusted to exclude discontinued operations and the following items, all from continuing operations: (1) non-operating pension costs, net and (2) other items impacting comparability (in each of (1) and (2), as defined in comparable earnings measures immediately above) and then adjusted further for (1) interest expense, (2) income taxes, (3) depreciation, (4) used vehicle sales results and (5) intangible amortization.

We believe comparable EBITDA provides investors with useful information, as it is a standard measure commonly reported and widely used by investors and other interested parties to measure financial performance and our ability to service debt and meet our payment obligations. We believe that the inclusion of comparable EBITDA also provides consistency in financial reporting and aids investors in performing meaningful comparisons of past, present and future operating results. Our presentation of comparable EBITDA may not be comparable to similarly-titled measures used by other companies.

Comparable EBITDA should not be considered a substitute for, or superior to, the measures of financial performance determined in accordance with GAAP.

Cash Flow Measures:
Total Cash Generated Free Cash Flow
We consider total cash generated and free cash flow to be important measures of comparative operating performance, as our principal sources of operating liquidity are cash from operations and proceeds from the sale of revenue earning equipment.

Total Cash Generated is defined as the sum of (1) net cash provided by operating activities, (2) net cash provided by the sale of revenue earning equipment, (3) net cash provided by the sale of operating property and equipment, and (4) other cash inflows from investing activities. We believe total cash generated is an important measure of total cash flows generated from our ongoing business activities.

Free Cash Flow is defined as the net amount of cash generated from operating activities and investing activities (excluding acquisitions) from continuing operations. We calculate free cash flow as the sum of (1) net cash provided by operating activities, (2) net cash provided by the sale of revenue earning equipment and operating property and equipment, and (3) other cash inflows from investing activities, less (4) purchases of property and revenue earning equipment. We believe free cash flow provides investors with an important perspective on the cash available for debt service and for shareholders, after making capital investments required to support ongoing business operations. Our calculation of free cash flow may be different from the calculation used by other companies and, therefore, comparability may be limited.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

OPERATING REVENUE RECONCILIATION
	Three months ended June 30,		Six months ended June 30,
(In millions)	2026	2025	2026	2025
Total revenue	$3,347	3,189	$6,473	6,319
Subcontracted transportation revenue	(379)	(384)	(716)	(751)
Fuel	(282)	(195)	(497)	(401)
Operating revenue (1)	$2,686	2,610	$5,260	5,167

TOTAL CASH GENERATED / FREE CASH FLOW RECONCILIATION
	Six months ended June 30,
(In millions)	2026	2025
Net cash provided by operating activities from continuing operations	$1,260	1,403
Proceeds from sales (primarily revenue earning equipment) (2)	255	260
Other (2)	1	1
Total cash generated (1)	1,516	1,664
Purchases of property and revenue earning equipment (2)	(832)	(1,203)
Free cash flow (1)	$684	461

COMPARABLE EARNINGS RECONCILIATION
	Three months ended June 30,		Six months ended June 30,
(In millions)	2026	2025	2026	2025
Earnings from continuing operations	$133	132	$226	230
Non-operating pension costs, net	13	8	20	15
Other, net (3)	—	(1)	1	—
Comparable earnings from continuing operations (1) (4)	$146	139	$247	245

Tax rate on continuing operations	28.2%	28.3%	25.4%	27.7%
Tax adjustments and income tax effects of non-GAAP adjustments (1) (4)	(0.5)%	(0.3)%	(0.3)%	(0.7)%
Comparable tax rate on continuing operations (1) (4)	27.7%	28.0%	25.1%	27.0%
————————————
(1) Non-GAAP financial measure.
(2) Included in cash flows from investing activities.
(3) Other, net includes the income tax effects of other items impacting comparability and non-recurring income tax adjustments.
(4) The comparable provision for income taxes is computed using the same methodology as the GAAP provision for income taxes. Income tax effects of non-GAAP adjustments are calculated based on the marginal tax rates to which the non-GAAP adjustments are related.
Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

ADJUSTED RETURN ON EQUITY RECONCILIATION
	Twelve months ended June 30,
(Dollars in millions)	2026	2025
Net earnings	$496	506
Other items impacting comparability, net	10	8
Adjusted net earnings	$506	514

Average shareholders' equity	$2,993	3,068
Average adjustments to shareholders' equity (1)	3	4
Adjusted average shareholders' equity	$2,996	3,072

Adjusted return on equity (2)	17%	17%
————————————
(1) Represents the impact of other items impacting comparability, net of tax, to equity for the respective periods.
(2) Adjusted return on equity is calculated by dividing Adjusted net earnings by Adjusted average shareholders' equity.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

COMPARABLE EARNINGS BEFORE INCOME TAXES / COMPARABLE EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION RECONCILIATION

	Three months ended June 30,		Six months ended June 30,
(In millions)	2026	2025	2026	2025
Net earnings	$133	131	$226	228
Loss from discontinued operations, net of tax	—	1	—	2
Provision for income taxes	52	52	78	88
EBT	185	184	304	318
Non-operating pension costs, net	17	9	25	18
Other, net	—	—	1	(1)
Comparable EBT (1)	202	193	330	335
Interest expense	97	102	194	202
Depreciation	426	420	858	845
Used vehicle sales, net	(7)	2	(19)	(7)
Intangible amortization	23	12	36	25
Comparable EBITDA (1)	$741	729	$1,399	1,400
————————————
(1) Non-GAAP financial measure. Non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of earnings before income taxes from continuing operations to comparable earnings before income taxes from continuing operations and Comparable EBITDA is set forth in this table.
Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

OPERATING REVENUE GROWTH FORECAST RECONCILIATION

	Twelve months ended December 31,
(In millions)	2026	2025	Change
Total revenue	$13,100	12,665	3%
Subcontracted transportation revenue	(1,500)	(1,473)	2%
Fuel	(900)	(786)	15%
Operating revenue (1)	$10,700	10,406	3%

COMPARABLE EARNINGS PER SHARE FORECAST RECONCILIATION

(In millions, except per share amounts)	Third Quarter 2026	Full Year 2026
EPS from continuing operations	$3.80 - $4.00	$13.50 - $13.90
Non-operating pension costs	0.20	0.89
Other, net	—	0.01
Comparable EPS from continuing operations forecast (1)	$4.00 - $4.20	$14.40 - $14.80

TOTAL CASH GENERATED / FREE CASH FLOW FORECAST RECONCILIATION

(In millions)	2026 Forecast
Net cash provided by operating activities from continuing operations	$2,700
Proceeds from sales (primarily revenue earning equipment) (2)	500
Total cash generated (1)	3,200

Purchases of property and revenue earning equipment (2)	(2,400)
Free cash flow (1)	$800
————————————
(1) Non-GAAP financial measure.
(2) Included in cash flows from investing activities.

ryder-financial